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                                                                EXHIBIT 3.02(d)

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 08:10 AM 07/31/1998
   981298421 -- 0504228

                      Certificate of Ownership and Merger
                                    merging
                         The First Gray Line Corporation
                                      into
                          Avis Rent A Car System, Inc.

      The undersigned, Avis Rent A Car System, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  Name                     State of Incorporation
                  ----                     ----------------------

      Avis Rent A Car System, Inc.
      ("Corporation")                            Delaware

      The First Gray Line Corporation
      ("FGL")                                    Delaware

      SECOND: That the Corporation is the holder of one hundred percent (100%) of the outstanding shares of capital stock of FGL.

      THIRD: That the name of the surviving corporation is Avis Rent A Car System, Inc.

      FOURTH: That the Certificate of Incorporation of the Corporation shall be its Certificate of Incorporation.

      FIFTH: That the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent dated July 27, 1998:

            NOW, THEREFORE BE IT RESOLVED, that the Corporation, as the sole stockholder of The First Gray Line Corporation (hereinafter "FGL"), hereby authorizes the merger of FGL into the Corporation (the "Merger") with the Corporation being the surviving corporation (the "Surviving Corporation") and that all of the estate, property, rights, privileges, powers and franchises of FGL be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by FGL; and be it further
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            RESOLVED, that the Corporation shall assume all of the obligations of FGL; and be it further

            RESOLVED, that the form of Certificate of Ownership and Merger presented to this Board whereby FGL would merge into the Corporation with the Corporation being the Surviving Corporation, be, and the same hereby is, approved; and be it further

            RESOLVED, that the President of the Corporation be, and he hereby is, directed to execute such Certificate of Ownership and Merger and cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, within or without the State of Delaware, which may be necessary to effect said Merger; and be it further

            RESOLVED, that all shares of FGL common stock outstanding immediately prior to the effective time of the Merger, shall, by virtue of the Merger, and without any action on the part of the holders thereof, be extinguished; and be it further

            RESOLVED, that the Corporation intends the Merger to be considered a complete liquidation of FGL under Section 332 of the Internal Revenue

      SIXTH: That this Certificate of Ownership and Merger shall be effective on the date of filing with the Secretary of State of Delaware.

Dated: July 29, 1998

                                            Avis Rent A Car System, Inc.

                                            By: /s/ F. Robert Salerno
                                                ------------------------------
                                                    F. Robert Salerno
                                                    President

ATTEST:

/s/ Karen C. Sclafani
-------------------------------
Karen C. Sclafani
Secretary